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                                                                    EXHIBIT 23.4

                           [Letterhead of Ryder Scott]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, filed by Plains Exploration & Production Company, as well as in the notes to the combined financial statements incorporated by reference in such Form S-8, information contained in certain reserve reports effective December 31, 1999, December 31, 2000, and December 31, 2001, nine (9) reports in total, setting forth certain interests of Plains Exploration & Production Company and its subsidiary, Plains Illinois Inc., relating to the estimated quantities of such companies' proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

                                         /s/ Ryder Scott Company, L.P.
                                         ---------------------------------------
                                         RYDER SCOTT COMPANY, L.P.

Houston, Texas
January 21, 2003


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